                                                                    Exhibit 10.1


                  [LETTERHEAD OF FORTRESS CREDIT CORPORATION]



                                                                October 22, 2004

Mr. Marshall W. Pagon, Chairman & CEO
Mr. Joseph Pooler, CFO
Howard E. Verlin, Executive VP of Business Affairs and Capital Markets Pegasus Communications Corporation
c/o Pegasus Communications Management Company
225 City Line Avenue - Suite 200
Bala Cynwyd, PA 19004

c/o Mr. William Lisecky
Mr. Paul Conway
CIBC World Markets
425 Lexington Avenue
New York, NY 10017

Gentlemen:

      Pegasus Communications Corporation ("PCC") has requested that Fortress Credit Corporation (the "Lender") provide Newco LLC, an entity created for purposes of the acquisition, a $50,000,000 credit facility consisting of a $5,000,000 Revolving Credit Facility (the "Revolver"), a $25,000,000 Term Loan A (the "Term Loan A"), a $20,000,000 Term Loan B (the "Term Loan B") (Revolver, Term Loan A, and Term Loan B collectively referred to as the "Credit Facility"), a $10,000,000 Term Loan C (the "Term Loan C"), and up to $10,000,000 of preferred equity in order to (i) enable Newco LLC to acquire all of the assets of Pegasus Broadcast Television ("PBT" or the "Company") and its affiliates that are used in their broadcast business or the equity of such entities (such entities collectively referred to as "PBT") for $75,000,000, (ii) pay fees and expenses related to the transaction, and (iii) fund ongoing working capital. The Lender commits to provide the entire Credit Facility, and will have the right to provide the Term Loan C and $5,000,000 to $10,000,000 of preferred equity, in each case subject to the terms set forth in this letter and the attached Term Sheet.

      PCC acknowledges that the Term Sheet is intended as an outline only and does not purport to summarize all of the conditions, covenants, representations, warranties and other provisions that would be contained in definitive loan documentation for the Credit Facility.

      As provided in the Term Sheet, the Lender's commitment to provide the Credit Facility is subject to confirmatory due diligence, credit review of the Company, and our continuing satisfaction with the results thereof.

      This commitment letter, including the attached Term Sheet, supersedes all prior discussions, agreements, commitments, arrangements, negotiations or understandings, whether oral or written, of the parties with respect thereto and shall be governed by the laws of the State of New York.

      Should the terms and conditions of the commitment contained herein meet with your approval, please indicate your acceptance by signing and returning a copy of this letter to the Lender along with the Expense Deposit described herein. This commitment letter shall expire at the end of day on October 22, 2004.





                                           Very truly yours,

                                           FORTRESS CREDIT CORPORATION

                                           By: /s/ Kenneth M. Sands
                                              ---------------------------------
                                           Name:   Kenneth M. Sands
                                           Title:  Managing Director

AGREED AND ACCEPTED ON THIS
____ DAY OF OCTOBER, 2004:

PEGASUS COMMUNICATIONS CORPORATION



By: /s/ Howard E. Verlin
    ------------------------------
    Name:  Howard E. Verlin
    Title: VEP

               OUTLINE OF PROPOSED TERM LOAN TERMS AND CONDITIONS


-------------------------------------- -----------------------------------------
Borrower:                              Newco LLC, a newly formed limited
                                       liability company (treated as a
                                       partnership for tax purposes) and/or its
                                       operating subsidiaries (the "Company" or
                                       the "Borrower") controlled directly or
                                       indirectly by Pegasus Communications
                                       Corporation ("PCC") and established for
                                       the purpose of acquiring the broadcast
                                       business operated by Pegasus Broadcast
                                       Television ("PBT") and its affiliates for
                                       a cash purchase price of $75 million (the
                                       "Transaction").
-------------------------------------- -----------------------------------------

-------------------------------------- -----------------------------------------
LENDER:                                Fortress Credit Corporation and/or its
                                       affiliates and assignees.
-------------------------------------- -----------------------------------------

-------------------------------------- -----------------------------------------
AGENT:                                 Fortress Credit Corporation.
-------------------------------------- -----------------------------------------
CREDIT FACILITY:                       The Credit Facility will consist of the
                                       following:

                                       Revolver
                                       --------
                                       $5,000,000, undrawn at the time of
                                       closing.

                                       Term Loan A
                                       -----------
                                       $25,000,000 at the time of closing.

                                       Term Loan B
                                       -----------
                                       $20,000,000 at the time of closing.

-------------------------------------- -----------------------------------------
TERM LOAN C:                           Term Loan C
                                       -----------
                                       Fortress shall have the right to provide a $10,000,000 Term Loan C at the time of closing.

-------------------------------------- -----------------------------------------
EQUITY INVESTMENT:                     In the event that Fortress elects to
                                       provide the Term Loan C, Fortress shall
                                       have the right to invest $5,000,000 or
                                       more up to a maximum of $10,000,000 of
                                       preferred equity in Newco LLC,
                                       convertible into common equity on a fully
                                       equivalent basis as the common equity to
                                       be invested by PCC. PCC shall invest,
                                       directly or indirectly, a minimum of
                                       $13,000,000 of cash common equity in
                                       addition to $3,000,000, which shall
                                       represent the in-kind value of WFXU to be
                                       contributed by PCC, subject to an
                                       appraisal satisfactory to us, and on
                                       terms and conditions satisfactory to us.
                                       If the appraised value of WFXU is less
                                       than $3,000,000, PCC has the right to
                                       contribute cash for common equity in the
                                       amount of the difference between
                                       $3,000,000 and the appraised value.
-------------------------------------- -----------------------------------------

-------------------------------------- -----------------------------------------
                                       Fortress' preferred equity shall pay
                                       dividends at a rate of ten percent (10%) per annum, which may be accrued at the option of the Company.

                                       Notwithstanding the foregoing, PCC shall have the right, exercisable upon notice to Fortress not later than thirty (30) days before Closing, to increase its cash common equity investment by up to an additional $5,000,000, with such additional investment reducing the amount of the Fortress preferred equity investment. In no event, however, will the Fortress preferred equity investment be reduced to less than $5,000,000, in the event Fortress chooses to make such an investment.

                                       Within the first twenty-four (24) months after the closing, PCC shall have the right to purchase the amount of Fortress' preferred equity investment in excess of $5,000,000, if any, at a multiple of two
                                       (2) times Fortress' cost basis, plus the amount of any accrued dividends.

                                       In the event Fortress elects not to
                                       provide the Term Loan C, Fortress shall
                                       still have the right to invest up to
                                       $5,000,000 of common equity on a fully
                                       equivalent basis as the common equity to be invested by PCC. PCC shall have no right to purchase this equity from Fortress unless agreed upon.

-------------------------------------- -----------------------------------------
PURPOSE: The proceeds from the Credit Facility, Term Loan C, and any preferred equity will be used to consummate the Transaction, to pay related fees and expenses for the Transaction, and to fund ongoing working capital.

-------------------------------------- -----------------------------------------
UPFRONT FEE:                           The Company will pay to the Lender an
                                       upfront fee equal to the following:

                                       Revolver & Term Loan A
                                       ----------------------
                                       One and one-half percent (1.5%) of the
                                       Revolver and Term Loan A amount at
                                       closing.

                                       Term Loan B
                                       -----------
                                       Two and one-half percent (2.5%) of the
                                       Term Loan B amount at closing.

                                       Term Loan C
                                       -----------
                                       Three percent (3.0%) of the Term Loan C
                                       amount at closing.

-------------------------------------- -----------------------------------------

-------------------------------------- -----------------------------------------
INTEREST RATE:                         REVOLVER
                                       --------

                                       Obligations under the Revolver will
                                       accrue interest at a rate equal to LIBOR plus four and one-half of one percent (4.5%), subject to a LIBOR floor of two percent (2%) unless there is a Syndication in which case Agent will use best efforts to eliminate the LIBOR floor requirement.

                                       TERM LOAN A
                                       -----------

                                       Obligations under the Term Loan A will
                                       accrue interest at a rate equal to LIBOR plus four and one-half of one percent (4.5%), subject to a LIBOR floor of two percent (2%) unless there is a Syndication in which case Agent will use best efforts to eliminate the LIBOR floor requirement.

                                       TERM LOAN B
                                       -----------

                                       Obligations under the Term Loan B will
                                       accrue interest at a rate equal to 30,
                                       60, or 90-day LIBOR plus the Applicable
                                       Margin set forth in the table below,
                                       subject to a LIBOR floor of two percent
                                       (2%). The Broadcast Cash Flow Ratio ("BCF
                                       Ratio") shall be based on the leverage
                                       through the Term Loan B, measured as the sum of (a) the outstanding balance of the Revolver loan plus (b) the outstanding principal balance of the Term A loan plus
                                       (c) the outstanding principal balance of the Term B loan, divided by the Company's trailing twelve month Broadcast Cash Flow ("Broadcast Cash Flow"). Broadcast Cash Flow shall be calculated in a manner consistent with the presentation on page 51 of the "Confidential Descriptive Memorandum" dated August 2004, but shall be net of Spectrasite and LMA fees, if any. To the extent PCC is successful in negotiating reduced Spectrasite payments or in the event that LMA fees are eliminated as a result of the Company's acquisition of such LMA stations, Broadcast Cash Flow shall be calculated to include the annualized savings. The BCF Ratio will be tested quarterly on a trailing twelve month basis.

                                       ----------------------------------------
                                           BCF Ratio       Applicable Margin
                                       ----------------------------------------
                                            > 9.0x              9.5%
                                       ----------------------------------------
                                       > 8.5x or <=9.0x         9.0%
                                       ----------------------------------------
                                       > 8.0x or <=8.5x         8.5%
                                       ----------------------------------------
                                       > 7.5x or <=8.0x         8.0%
                                       ----------------------------------------
                                           <= 7.5x              7.5%
                                       ----------------------------------------

-------------------------------------- -----------------------------------------

-------------------------------------- -----------------------------------------
                                       The Applicable Margin will be nine and
                                       one-half percent (9.5%) for the first six
                                       (6) months following closing.

                                       Provided no event of default has occurred or is continuing, five percent (5%) of the interest due may be paid-in-kind ("PIK"), and such PIK interest shall be added to the Term Loan B quarterly as principal and accrue interest. Such PIK option shall be determined by the Borrower quarterly, in advance, and in one percent (1%) increments.

                                       TERM LOAN C
                                       -----------
                                       Obligations under the Term Loan C will
                                       accrue interest at a rate equal to
                                       sixteen percent (16%).

                                       Provided no event of default has occurred or is continuing, all of the sixteen percent (16%) of the interest due may be paid-in-kind ("PIK"), and such PIK interest shall be added to the Term Loan C quarterly as principal and accrue interest. The Borrower may elect to pay a portion of the PIK interest in cash which the Borrower may determine quarterly, in advance, and in one percent (1%) increments.

                                       The Term Loan C will be granted warrants for ten percent (10%) of the Borrower's closing date fully-diluted capital stock, nominally priced with standard anti-dilution features to be agreed upon. All common equity holders, including PCC and Fortress, will be diluted on a pro rata basis upon the exercise of such warrants. PCC shall have no right to purchase these warrants from Fortress unless agreed upon.

                                       The cash portion of interest on the
                                       Credit Facility and any cash portion of
                                       interest on the Term Loan C will be
                                       payable monthly and calculated on the
                                       basis of the actual number of days
                                       elapsed based on a 360-day year. Upon the occurrence and during the continuance of an Event of Default, the interest rate will be increased by three percent (3%) per annum.

-------------------------------------- -----------------------------------------
 MANDATORY REPAYMENTS:                 There will be no scheduled amortization
                                       of the Term Loan A, Term Loan B, and Term
                                       Loan C. The Term Loan A, Term Loan B, and
                                       Term Loan C will be repaid semi-annually
                                       in an amount equal to seventy-five
                                       percent (75%) of excess cash flow, to be
                                       applied first to the Term Loan A, then to
                                       the Term Loan B, and lastly to the Term
                                       Loan C. The 75% of excess cash flow shall
                                       be reduced to 50% upon satisfactory
                                       performance milestones to be determined.
                                       Excess cash flow shall be defined as
                                       EBITDA less cash interest less capital
                                       expenditures less cash taxes. The
                                       required excess cash flow contribution
                                       shall not trigger any prepayment
                                       penalties.
-------------------------------------- -----------------------------------------

-------------------------------------- -----------------------------------------
VOLUNTARY PREPAYMENTS:                 The Company shall be entitled to make
                                       voluntary prepayments to the Term Loan A, Term Loan B, and Term Loan C, subject to amounts and conditions to be mutually agreed upon

-------------------------------------- -----------------------------------------
AGENT FEE:                             $100,000 payable per annum in advance
                                       each year.

-------------------------------------- -----------------------------------------
CLOSING DATE:                          On or about February 28, 2005, but in no
                                       event later than June 30, 2005

-------------------------------------- -----------------------------------------
MATURITY DATE:                         Five (5) years from the Closing Date.

-------------------------------------- -----------------------------------------
EARLY TERMINATION FEE:                 In the event the Credit Facility or Term
                                       Loan C is terminated and repaid in full, an early termination fee shall be payable based on the then outstanding balance of the Credit Facility and Term Loan C as follows:

                                           Year 1:                 3%
                                           Year 2:                 2%
                                           Thereafter:             1%

                                       In the event of a syndication of the
                                       Revolver and Term Loan A, Fortress will
                                       attempt to eliminate the Early
                                       Termination Fee associated with those
                                       facilities.

-------------------------------------- -----------------------------------------
COLLATERAL:                            The Credit Facility and the Term Loan C
                                       will be secured by a pledge of the
                                       Company's stock or membership interests, a pledge of all equity ownership interests of the Company in all subsidiaries and a first lien on all of tangible and intangible assets of the Company (and its subsidiaries) including, but not be limited to, the Company's (and its subsidiaries') accounts receivables, property, plant, and equipment, and broadcast licenses (to the extent permitted under applicable law) and products and proceeds thereof.

-------------------------------------- -----------------------------------------
COVENANTS:                             The loan documents will contain
                                       affirmative and negative covenants
                                       customarily found in loan agreements for
                                       similar financings, and the following
                                       financial covenants (a) minimum Broadcast
                                       Cash Flow, (b) Fixed Charge Coverage, (c)
                                       maximum Debt to EBITDA, and (d) maximum
                                       Capital Expenditures. The loan documents
                                       shall permit the Company to use the cash
                                       collateral acquired in the transaction to
                                       exercise options with KB Prime Media, LLC
                                       ("KB") to acquire television stations,
                                       and licenses owned by KB.
-------------------------------------- -----------------------------------------

-------------------------------------- -----------------------------------------
MANAGEMENT FEES/AFFILIATED             PCC shall be entitled to a management fee
TRANSACTIONS:                          (the "Management Fee") payable quarterly
                                       in an amount equal to the lesser of (i)
                                       2% of the Company's net revenues, or (ii)
                                       $500,000 per annum. Management fees shall commence at such time as Broadcast Cash
                                       Flow is equal to or greater than
                                       $7,000,000 on a trailing twelve month
                                       basis. Additionally, it is understood
                                       that neither Marshall Pagon or Howard
                                       Verlin will receive compensation from
                                       Newco other than these management fees.

                                       Tax distributions at an agreed-upon
                                       assumed tax rate will be allowed to
                                       members of the Company based on certain
                                       financial performance criteria of the
                                       Company to be agreed upon and provided
                                       for in the loan documentation.

                                       Additionally, the Company will not be
                                       obligated to pay for any management
                                       services or overhead provided by PCC
                                       (other than the Management Fees provided for above). Any such services or overhead currently provided by PCC or its affiliates (other than PBT and its subsidiaries) on behalf of PBT and its subsidiaries shall be incurred directly by the Company. Notwithstanding the foregoing, the loan documents will permit certain specified payments relating to assets procured or expenses incurred by PCC or its affiliates (other than the Company) for the benefit of the Company, such as insurance and employee benefit plans, on terms to be discussed and agreed.

-------------------------------------- -----------------------------------------
ASSIGNMENT/PARTICIPATION:              The loan documents will include
                                       provisions allowing for assignments and
                                       participations in the Credit Facility,
                                       Term Loan C, and Fortress' preferred or
                                       common equity investment, as are
                                       customarily found in loan agreements for
                                       similar financings. Additionally, the
                                       loan documents will provide for the
                                       potential assignment of the Revolver and
                                       Term Loan A on a "first-out" basis.
-------------------------------------- -----------------------------------------

-------------------------------------- -----------------------------------------
CONDITIONS                             The conditions to the closing of the
PRECEDENT:                             Credit Facility and Term Loan C will be
                                       those customarily found in loan
                                       agreements for similar financings and
                                       others appropriate to the specific
                                       transaction, including:

                                       a)  The Lender shall have been provided
                                           with such financial and other
                                           information regarding the Company as
                                           the Lender may reasonably request.
-------------------------------------- -----------------------------------------

-------------------------------------- -----------------------------------------
                                       b)  The cash equity investment in the
                                           Company from PCC, Fortress, and/or
                                           third-party investors, shall be at
                                           least $36,000,000 at closing, of
                                           which not less than $33,000,000 shall
                                           be in cash (with such cash amount
                                           reduced by the amount of the Fortress
                                           Term Loan C if provided).

                                       c)  Satisfactory completion of a
                                           financial review to be conducted by a
                                           third party acceptable to us which
                                           reviews the Company's financial
                                           systems, accounting controls, and the
                                           quality of the Company's historical
                                           and projected revenues, Broadcast
                                           Cash Flow, EBITDA, and management's
                                           proforma adjustments.

                                       d)  The Lender shall have received and
                                           reviewed a third-party appraisal with
                                           respect to the Company's television
                                           station assets with satisfactory
                                           results. The appraised value shall
                                           not be less than $75,000,000. WFXU
                                           and the KB options shall be included
                                           in this appraisal value.

                                       e)  The corporate and legal structure of
                                           the Company shall be acceptable to
                                           PCC and the Lender (it being
                                           acknowledged that PCC has proposed
                                           (but the Lender has not accepted as
                                           of the date hereof) a structure for
                                           the Transaction in which, on the
                                           closing date (i) the subsidiaries of
                                           PCC which hold assets used in the
                                           broadcast business) will contribute
                                           such assets (or entities holding such
                                           assets) to the Company (subject to
                                           all related obligations) in exchange
                                           for an equity interest in Borrower
                                           and (ii) $75 million of the equity
                                           and debt proceeds described herein
                                           will be paid to the liquidating trust
                                           established for the benefit of the
                                           creditors of PBT and its debtor
                                           affiliates); and the Lender shall
                                           also be satisfied with the nature and
                                           status of all material contracts,
                                           securities, labor, tax, litigation,
                                           environmental matters and other
                                           material matters involving or
                                           affecting the Company disclosed to
                                           the Lender during the Due Diligence
                                           Period (as defined below).
                                           Additionally, the Company shall have
                                           extended the Fox affiliation
                                           agreement for WOLF in Wilkes-Barre
                                           Scranton for a minimum of three years
                                           on the substantially same terms as
                                           the existing WOLF agreement.

                                       f)  The documentation relating to the
                                           Credit Facility and Term Loan C will
                                           be consistent with this term sheet
                                           and contain such other provisions,
                                           representations, warranties,
                                           conditions, affirmative and negative
                                           covenants and events of default as
                                           are customarily found in documents
                                           for similar financings and others
                                           appropriate to the specific
                                           transaction, in each case as are
                                           mutually satisfactory to the parties.
-------------------------------------- -----------------------------------------

-------------------------------------- -----------------------------------------
                                       g)  The Lender shall have received
                                           satisfactory opinions of the
                                           Company's independent counsel as to
                                           the transactions contemplated hereby
                                           and such corporate resolutions,
                                           certificates and other documents as
                                           the Lender shall reasonably request.

                                       h)  Payment of all closing costs and fees
                                           and all unpaid expenses of the Lender
                                           for which the Lender has not
                                           previously received an Expense
                                           Deposit.

                                       i)  No material adverse change in the
                                           business, financial performance,
                                           operations, or in the condition of
                                           the assets of PBT and its
                                           subsidiaries, taken as a whole, shall
                                           have occurred since the date on which
                                           the Lender shall have delivered the
                                           Exclusivity Extension Letter.

                                       j)  In the event that Fortress elects to
                                           invest preferred or common equity as
                                           provided for above, PCC and Fortress
                                           shall have negotiated the terms of a
                                           mutually satisfactory LLC Agreement
                                           addressing governance and other
                                           matters relating to the Company and
                                           the parties' investment in the
                                           Company as are customarily addressed
                                           in such agreements.

-------------------------------------- -----------------------------------------
INDEMNITY:                             Customary and appropriate provisions
                                       relating to indemnity and related matters
                                       in a form reasonably satisfactory to the
                                       Lender.
-------------------------------------- -----------------------------------------

-------------------------------------- -----------------------------------------
GOVERNING LAW AND JURISDICTION:        The Company will submit to the
                                       non-exclusive jurisdiction and venue of
                                       the federal and state courts of the State
                                       of New York and shall waive any right to
                                       trial by jury. New York law shall govern
                                       the Credit Facility Documents.
-------------------------------------- -----------------------------------------

-------------------------------------- -----------------------------------------
EXCLUSIVITY:                           For a period (the "Due Diligence Period")
                                       of approximately three weeks commencing
                                       with the start of the Lender's on-site
                                       due diligence and ending on November 22,
                                       2004, PCC agrees to deal exclusively with
                                       Fortress in connection with the Credit
                                       Facility and Term Loan C to finance the
                                       Transaction and agrees not to offer or to
                                       enter into any agreement comparable with
                                       the Credit Facility and/or Term Loan C in
                                       connection with the financing of the
                                       Transaction with any other person or
                                       entity. This exclusivity shall not apply
                                       to discussions in connection with any
                                       type of unsecured debt and/or equity
                                       capital, provided that during such
                                       exclusivity period PCC shall not enter
                                       into any agreement with unsecured debt
                                       and/or equity capital relating to the
                                       financing of the Transaction that would
                                       preclude Fortress from financing the
                                       Transaction on the terms contemplated
                                       hereby.
-------------------------------------- -----------------------------------------

-------------------------------------- -----------------------------------------
CONFIDENTIALITY:                       This Term Sheet and the financing
                                       arrangements described herein are
                                       delivered with the understanding that the Lender and the Borrower shall not disclose this letter or the substance of said proposed financing arrangements to any person or entity outside of the Lender's and Borrower's organization, unless this commitment letter has been fully signed by PCC and Fortress, with both parties bound by the terms herein, and only then to those professional advisors who are in a confidential relationship with PCC and require knowledge thereof to perform their duties
                                       (such as legal counsel, accountants, and financial advisors), or where disclosure is required by law, or to those parties that Fortress may otherwise approve.

                                       Notwithstanding the foregoing, if the
                                       Exclusivity Extension Letter is delivered by Fortress as provided below under "Exclusivity Extension", or any Alternate Commitment Letter is executed by PCC and Fortress as provided below under "Alternate Commitment Letter", PCC may provide a copy of such Exclusivity Extension Letter or Alternate Commitment Letter, as the case may be, together with a copy of this Term Sheet, to the Official Committee of Unsecured Creditors appointed in the pending Chapter 11 Cases (collectively, the "Bankruptcy
                                       Proceeding") of PBT and its affiliates
                                       (collectively, the "Debtors") and file a copy of the same in the Bankruptcy Proceeding.

-------------------------------------- -----------------------------------------
DEPOSIT: In connection with your request for financing, you understand that it will be necessary for us to incur certain expenses for financial, legal, and collateral due diligence. As such, in the expectation of establishing the financing arrangements between us and PCC, we request that PCC deposit with us $175,000 against our due diligence expenses upon the execution of, and as a condition precedent to the effectiveness of, this letter and Term Sheet. This amount, together with any other deposits received by us, will be (i) returned to PCC, less our expenses if our approval of the proposed financing is not obtained, or
                                       (ii) returned to PCC, less our expenses
                                       if the financing is approved and booked.
-------------------------------------- -----------------------------------------

EXCLUSIVITY EXTENSION:                 PCC shall continue to abide by the
                                       exclusivity requirement described above
                                       until the Exclusivity Termination Date if Fortress delivers a letter (the
                                       "Exclusivity Extension Letter") to PCC
                                       prior to the end of the Due Diligence
                                       Period indicating (i) its completion of
                                       business due diligence, (ii) its
                                       commitment to provide the Credit Facility and Term Loan C on terms and conditions the same in all material respects to those described herein, after giving effect to the elimination of the Conditions Precedent specified in clause
                                       (iv) below, (iii) the amount of preferred equity Fortress has elected to invest, and (iv) Fortress' willingness to eliminate paragraph c) and d) and the first sentence of paragraph e) (but
                                       Fortress shall continue to have the right to approve the final documentation and any modifications to the structure proposed after delivery of the
                                       Exclusivity Extension Letter) from the
                                       Conditions Precedent section described
                                       above. PCC shall provide an additional
                                       $25,000 expense deposit upon delivery of the Exclusivity Extension Letter to cover initial legal expenses.

                                       PCC acknowledges that, if PCC enters into a financing arrangement with a lender other than Fortress in breach of this exclusivity requirement and consummates the Transaction using such third party financing, the Lender would be entitled to payment of a Breakup Fee of $2,500,000 as liquidated damages (i.e., PCC shall not be subject to any other claims by the Lender).

                                       The term "Exclusivity Termination Date"
                                       means the earliest to occur of (a) the
                                       end of the Due Diligence Period if Lender fails to deliver the Exclusivity Extension Letter prior to the end of such period, (b) the date on which the closing occurs of a sale to a purchaser other than PCC of a material portion of PBT's broadcast business, (c) the date on which the closing of the Credit Facility and Term Loan C occurs and (d) June 30, 2005.

ALTERNATE COMMITMENT LETTER:           If the Exclusivity Extension Letter is
                                       not provided as described above but both
                                       PCC and Fortress execute an alternate
                                       commitment letter on other terms and
                                       conditions (an "Alternate Commitment
                                       Letter"), should PCC thereafter enter
                                       into a financing arrangement with a
                                       lender other than Fortress with respect
                                       to the Transaction and should PCC
                                       thereafter breach the terms of such
                                       Alternate Commitment Letter and
                                       consummate the Transaction using such
                                       third party financing, the Company will
                                       pay to the Lender upon such consummation a Breakup Fee of three percent (3%) of the total financing commitment provided for in such commitment letter, as liquidated damages (i.e., PCC shall not be subject to any other claims by the Lender).

                                       For the avoidance of doubt, this breakup fee shall not apply unless an Alternate Commitment Letter is executed and only under the circumstances described above.